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                             LAMONTS APPAREL, INC.
                            12413 WILLOWS ROAD N.E.
                           KIRKLAND, WASHINGTON 98034
                                 (425) 814-5700

                            ------------------------

          NOTICE OF POSTPONED ANNUAL MEETING, TO BE HELD JULY 16, 1999
                                      AND
           NOTICE OF REDUCTION IN QUORUM FOR PURPOSES OF THE MEETING

                            ------------------------

    Lamonts Apparel, Inc., a Delaware corporation (the "Company"), hereby gives notice that its annual meeting of stockholders (the "1999 Annual Meeting") has been postponed from July 9, 1999 at 10:00 a.m. local time. THE 1999 ANNUAL MEETING WILL NOW BE HELD ON JULY 16, 1999 AT 4:00 P.M. LOCAL TIME AT THE OFFICES OF THE COMPANY, 12413 WILLOWS ROAD N.E., KIRKLAND, WASHINGTON 98034.

    The record date for the 1999 Annual Meeting remains the close of business on May 17, 1999 and the purposes for which the 1999 Annual Meeting is being held remain the same as those listed in the Company's Notice of Annual Meeting dated June 4, 1999 (the "Meeting Notice"), namely the election of directors for the coming year, an amendment to the Company's Certificate of Incorporation and certain amendments to the Company's Stock Option Plan. Stockholders who wish to obtain another copy of the Meeting Notice and the Company's proxy statement dated June 4, 1999 (the "1999 Proxy Statement") may contact the Company's proxy solicitors, Mackenzie Partners, Inc., at the address set forth on the reverse side of this notice.

    The Board of Directors of the Company (the "Board") has postponed the 1999 Annual Meeting in order to enhance the likelihood that a quorum will be present. The 1999 Proxy Statement indicated that a quorum for the conduct of business at the 1999 Annual Meeting was a majority of the outstanding shares of the Company's Common Stock entitled to vote at the 1999 Annual Meeting, represented either in person or by proxy. The Board believes that this level of representation may not be attained.

    In order to maximize the ability of stockholders of the Company to conduct business at the 1999 Annual Meeting in accordance with the Meeting Notice, the Board has also amended the Company's bylaws so that, solely for the purposes of the 1999 Annual Meeting, a quorum will be the minimum permitted by Delaware law, namely one-third of the outstanding shares of the Company's Common Stock entitled to vote at the 1999 Annual Meeting. If that percentage of shares is represented at the 1999 Annual Meeting, either in person or by proxy, on July 16, 1999, the 1999 Annual Meeting may proceed with the items of business set forth in the Meeting Notice.

    YOUR VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE 1999 ANNUAL MEETING BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.
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    All stockholders are cordially invited to attend the 1999 Annual Meeting in person. However, to assure your representation, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the 1999 Annual Meeting may vote in person even if he or she has previously returned the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Debbie A. Brownfield

                                          SECRETARY

Kirkland, Washington
July 6, 1999

            IF YOUR HAVE ANY QUESTIONS OR NEED ASSISTANCE COMPLETING
                         YOUR PROXY CARD, PLEASE CALL:

                            MACKENZIE PARTNERS, INC.
                   156 Fifth Avenue, New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY

                                       2

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LAMONTS APPAREL, INC.
12413 WILLOWS ROAD, N.E., KIRKLAND, WA 98034                           PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE POSTPONED
ANNUAL MEETING ON JULY 16, 1999.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

By signing the proxy, you revoke all prior proxies and appoint Alan R. Schlesinger and Loren R. Rothschild, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


              (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                              - Please detach here -


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.   Election of directors:  1. Alan R. Schlesinger   4. John J. Wiesner
                             2. Loren R. Rothschild   5. Paul M. Buxbaum
                             3. Stanford Springel

Vote FOR all nominees / /                   Vote WITHHELD / /


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)   /                      /

2.  Proposal (2) AMENDMENT TO CERTIFICATE OF INCORPORATION

    Vote For / /        Vote Against / /      Abstain  / /

3.  Proposal (3) AMENDMENTS TO 1998 STOCK OPTION PLAN

    Vote For / /        Vote Against / /      Abstain  / /

In their discretion the Proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such Proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the meeting and any adjournments thereof, including, among other things, a motion to adjourn the Annual Meeting or the vote on any item of business to another time or place for, among OTHER things, the purpose of soliciting additional proxies.

Address Change? Mark Box / /

Indicate changes below:            Date
                                        ---------------------


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Signature(s) in Box


Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate full name of corporation and title of authorized officer signing the proxy.